UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Soliciting Material Pursuant to §240.14a-12
WEIGHT WATCHERS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WEIGHT WATCHERS INTERNATIONAL, INC.
175 Crossways Park West
Woodbury, New York 11797-2055

April 12, 2005

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
 To Be Held on April 29, 2005

        This supplement to our Proxy Statement, dated March 25, 2005, for the 2005 Annual Meeting of Shareholders of Weight Watchers International, Inc. to be held on April 29, 2005 is being provided to you in order to correct the securities ownership amounts of certain beneficial owners included in the section titled "Securities Ownership of Certain Beneficial Owners and Management" as set forth on pages 6 and 7 of the Proxy Statement. Due to the timing of this filing, the beneficial ownership information, which was previously presented as of January 1, 2005, is now presented as of March 31, 2005. The following information regarding the beneficial ownership of our common stock by (1) all persons known by us to own beneficially more than 5% of our common stock, (2) our chief executive officer and each of the named executive officers, (3) each director and (4) all directors and executive officers as a group, amends and restates the information provided in the Proxy Statement in that section. This Supplement, which should be read in conjunction with the Proxy Statement, is first being furnished to shareholders on or about April 12, 2005.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

        The following table sets forth, as of March 31, 2005, information regarding the beneficial ownership of our common stock by (1) all persons known by us to own beneficially more than 5% of our common stock, (2) our chief executive officer and each of the named executive officers, (3) each director and (4) all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after March 31, 2005 are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other shareholder.

        Our capital stock consists of common stock and preferred stock. As of March 31, 2005, there were 102,915,401 shares of our common stock outstanding and zero (0) shares of our preferred stock outstanding.

	As of March 31, 2005
Name of Beneficial Owner
	Shares	Percent
Artal Luxembourg S.A.(1)	59,772,567	58.1%
Transamerica Investment Management, LLC(2)	8,230,131	8.0%
American Century Investment Management, Inc.(3)	5,953,528	5.8%
Artal Participations & Management S.A.(1)	4,493,258	4.4%
Linda Huett(4)(5)	412,691	*
Ann M. Sardini(4)(5)	60,000	*
Thilo Semmelbauer(4)(5)	20,000	*
Robert W. Hollweg(4)(5)	242,706	*
Melanie Stubbing(4)(5)	9,400	*
Maurice Kelly(4)(5)(7)	10,000	*
Raymond Debbane(4)(6)	—	*
Marsha Johnson Evans(4)(5)	7,077	*
Jonas M. Fajgenbaum(4)	—	*
Sacha Lainovic(4)	—	*
Sam K. Reed(4)(5)	17,077	*
John F. Bard(4)(5)	6,795	*
Christopher J. Sobecki(4)	—	*
Philippe Amouyal(4)	—	*
All directors and executive officers as a group (14 people)(5)	775,746	*

*
Less than 1.0%

(1)
The information concerning Artal Luxembourg and Artal Participations & Management is based on a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004. The parent entity of Artal Luxembourg is Artal International. The parent entity of Artal International is Artal Group. The parent entity of Artal Group is Westend, S.A. (which is based on a Schedule 13D filed by Westend with the Securities and Exchange Commission on March 18, 2004). The parent entity of Artal Participations & Management is Artal Services N.V. The parent entity of Artal Services is Artal International. The address of Artal Luxembourg and Artal Participations & Management is 105, Grand-Rue, L-1661 Luxembourg, Luxembourg. The address of Westend, Artal Group and Artal International is the same as Artal Luxembourg and Artal Participations & Management. The address of Artal Services is Woluwedal, 28 B-1932 St. Stevens—Woluwe Belgium.

(2)
Based on a Form 13F filed with the Securities and Exchange Commission on February 7, 2005, Transamerica Investment Management, LLC has beneficial ownership of 8,230,131 shares, sole voting power over 7,994,713 shares and shared voting power over 235,179 shares. The address of Transamerica Investment Management is 1150 S. Olive St., Suite 2700, Los Angeles, California 90015.

(3)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005 by American Century Investment Management, Inc., American Century Companies, Inc. and American Century Mutual Funds, Inc., American Century Investment Management and American Century Companies, its parent, have beneficial ownership of 5,953,528 shares, and American Century Mutual Funds, Inc. has beneficial ownership of 5,645,624 shares. Each of American Century Investment Management and American Century Companies has sole voting power over

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  5,829,438 shares and sole dispositive power over 5,953,528 shares and American Century Mutual Funds has sole voting power and sole dispositive power over 5,645,624 shares. The address of these entities is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111.

(4)
Our executive officers and directors may be contacted c/o Weight Watchers International, Inc., 175 Crossways Park West, Woodbury, New York 11797.

(5)
Includes shares subject to purchase upon exercise of options exercisable within 60 days after March 31, 2005, as follows: Ms. Huett 318,483 shares; Ms. Sardini 60,000 shares; Mr. Semmelbauer 20,000 shares; Mr. Hollweg 151,322 shares; Ms. Stubbing 9,400 shares; Mr. Kelly 10,000 shares; Mr. Reed 6,000 shares; Ms. Evans 6,000 shares; and Mr. Bard 4,000 shares.

(6)
Mr. Debbane is also a director of Artal Group. Artal Group is the parent entity of Artal International, which is the parent entity of Artal Luxembourg. Artal International is the parent entity of Artal Services, which is the parent entity of Artal Participations & Management. Mr. Debbane disclaims beneficial ownership of all shares owned by Artal Luxembourg and Artal Participations & Management.

(7)
Mr. Kelly resigned as an executive officer effective January 31, 2005.

Dated: April 12, 2005

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